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Exhibit 99.1

FIRST NATIONAL BANK

Consolidated Financial Statements

December 31, 2001 and 2000

(With Independent Auditors' Report Thereon)

Independent Auditors' Report

The Board of Directors
First National Bank:

We have audited the accompanying consolidated balance sheets of First National Bank and subsidiary as of December 31, 2001 and 2000 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First National Bank and subsidiary as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                      /s/ KPMG LLP

San Diego, California
February 8, 2002, except for the date
    with respect to Notes 18 and 19 to the
    consolidated financial statements,
    which are as of June 6, 2002

FIRST NATIONAL BANK

Consolidated Balance Sheets

(dollars in thousands)

	December 31,
	2001	2000
Assets
Cash and due from banks	$46,579	$37,754
Federal funds sold	80,000	64,000
Money market mutual funds	66,704	706

Total cash and cash equivalents	193,283	102,460

Securities available-for-sale	96,638	123,323
Loans, net	405,826	449,417
Allowance for loan losses	(10,668)	(6,706)

Net loans	395,158	442,711

Federal Reserve Bank and Federal Home Loan Bank stock	5,446	6,436
Premises and equipment, net	5,847	5,577
Deferred income taxes	7,879	4,692
Accrued interest and other assets	9,769	11,152

Total assets	$714,020	$696,351

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$150,561	$119,786
Interest bearing deposits	438,154	447,290

Total deposits	588,715	567,076
Borrowings	68,268	77,014
Accrued expenses and other liabilities	5,512	5,425

Total liabilities	662,495	649,515

Commitments and contingencies (Notes 10 and 11)
Shareholders' equity:
Preferred Stock, $1 par value, authorized 5,000,000 shares; issued and outstanding 1,392,600 shares in 2001	1,393	—
Common stock, $1 par value, authorized 60,000,000 shares; issued and outstanding 9,664,472 shares in 2001 and 9,108,972 shares in 2000	9,665	9,109
Additional paid-in capital	45,351	39,014
Accumulated deficit, since July 1, 2000, ($29,274 eliminated July 1, 2000 in conjunction with quasi-reorganization)	(5,367)	(866)
Accumulated other comprehensive income (loss)—unrealized gains (losses) on securities available-for-sale, net	483	(421)

Total shareholders' equity	51,525	46,836

Total liabilities and shareholders' equity	$714,020	$696,351

See accompanying notes to consolidated financial statements.

FIRST NATIONAL BANK

Consolidated Statements of Operations

(dollars in thousands, except per share data)

	Year ended December 31,
	2001	2000	1999
Interest income:
Loans	$37,805	$41,882	$27,714
Investment securities	6,209	12,158	10,575
Federal funds sold	1,670	1,684	1,116
Money market mutual funds and other	1,734	649	33

Total interest income	47,418	56,373	39,438

Interest expense:
Deposits	16,073	21,064	13,005
Borrowings	4,098	5,822	4,667

Total interest expense	20,171	26,886	17,672

Net interest income	27,247	29,487	21,766
Provision for loan losses	10,675	7,705	1,850

Net interest income after provision for loan losses	16,572	21,782	19,916

Noninterest income:
Data processing fees	2,365	2,402	1,990
Service charges on deposit accounts	1,614	1,012	1,328
Merchant processing fees	641	803	658
Foreign exchange fees	757	635	545
Gain on sale of securities	112	185	312
Gain on sale of loans	389	—	—
Other income	1,857	1,721	1,021

Total noninterest income	7,735	6,758	5,854

Noninterest expenses:
Salaries and benefits	15,510	14,082	12,846
Occupancy	5,632	4,882	4,276
Professional services	1,484	1,039	1,223
Marketing	849	659	836
Telephone	578	485	492
Merchant processing	439	659	537
Software expense	624	413	330
Supplies	539	496	438
Bank charges	626	519	257
Provision for restructuring and branch closings	1,100	—	—
Other	3,674	3,121	2,578

Total noninterest expense	31,055	26,355	23,813

Income (loss) from continuing operations before income tax	(6,748)	2,185	1,957
Income tax expense (benefit)	(2,699)	859	(2,624)

Net income (loss) from continuing operations	(4,049)	1,326	4,581
Loss from discontinued operations, net of tax benefit of $302 in 2001, $102 in 2000 and $156 in 1999	(452)	(154)	(233)

Net income (loss)	$(4,501)	$1,172	$4,348

Basic net income (loss) per common share:
Income (loss) from continuing operations	$(0.43)	$0.15	$0.59
Discontinued operations	(0.05)	(0.02)	(0.03)

Basic net income (loss) per common share	$(0.48)	$0.13	$0.56

Diluted net income (loss) per common share:
Income (loss) from continuing operations	$(0.43)	$0.15	$0.57
Discontinued operations	(0.05)	(0.02)	(0.03)

Diluted net income (loss) per share	$(0.48)	$0.13	$0.54

See accompanying notes to consolidated financial statements.

FIRST NATIONAL BANK
Consolidated Statements of Changes in Shareholders' Equity
(dollars in thousands)

							Accumulated Deficit Since July 1, 2000 in Connection with Quasi- Reorganization	Accumulated Other Compre- hensive Income (Loss)
	Common Stock		Preferred Stock
					Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount	Shares	Amount					Total
Balance at December 31, 1998	7,280,000	$7,280	—	—	$60,461	$(35,660)	$—	$159	$32,240
Issuance of common stock, net of issuance costs of $40	1,558,800	1,559			6,506				8,065
Cash paid for fractional shares	(10,000)	(10)			(10)				(20)
Comprehensive income:
Net income						4,348			4,348
Unrealized loss on securities, net of tax benefit of $1,980								(2,831)	(2,831)

Total comprehensive income									1,517

Balance at December 31, 1999	8,828,800	8,829	—	—	66,957	(31,312)	—	(2,672)	41,802
Effect of quasi-reorganization on July 1, 2000					(29,274)	29,274			—
Issuance of common stock for acquisition	280,172	280			1,331				1,611
Comprehensive income:
Net income prior to July 1, 2000 quasi-reorganization						2,038			2,038
Net loss after July 1, 2000							(866)		(866)
Unrealized gain on securities, net of taxes of $1,566								2,251	2,251

Total comprehensive income									3,423

Balance at December 31, 2000	9,108,972	9,109	—	—	39,014	—	(866)	(421)	46,836
Issuance of Preferred Stock			1,392,600	1,393	5,162				6,555
Options exercised	555,500	556			1,175				1,731
Comprehensive loss:
Net loss							(4,501)		(4,501)
Unrealized gain on securities, net of taxes of $635								904	904

Total comprehensive loss									(3,597)

Balance at December 31, 2001	9,664,472	$9,665	1,392,600	$1,393	$45,351	—	$(5,367)	$483	$51,525

        See accompanying notes to consolidated financial statements.

FIRST NATIONAL BANK

Consolidated Statements of Cash Flows

(dollars in thousands)

	Year ended December 31,
	2001	2000	1999
Operating activities:
Net income (loss)	$(4,501)	$1,172	$4,348
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	10,675	7,705	1,850
Deferred income tax expense (benefit)	(3,822)	523	(3,384)
Depreciation and amortization	2,425	1,883	2,431
Net gain on sale of securities available-for-sale	(112)	(185)	(312)
Gain on sale of loans	(389)	—	—
Federal Home Loan Bank stock dividends	(334)	(541)	(219)
Net gain on sale of other real estate owned	—	—	(95)
Decrease (increase) in accrued interest and other assets	1,332	(4,339)	507
Increase in accrued expenses and other liabilities	87	1,435	232

Net cash provided by operating activities	5,361	7,653	5,358

Investing activities:
Purchases of securities available-for-sale	(77,178)	(60,908)	(114,040)
Proceeds from sales of securities available-for-sale	43,450	98,648	58,918
Proceeds from maturities of securities available-for-sale	61,802	28,103	59,191
Proceeds from sale of loans	7,046	—	—
Net increase (decrease) in loans made to customers	29,832	(92,045)	(120,508)
Redemptions of Federal Home Loan Bank and Federal Reserve Bank stock, net of purchases	1,324	4,749	(5,926)
Purchases of premises and equipment	(2,298)	(1,707)	(1,992)
Proceeds from sales of other real estate owned	—	—	427
Proceeds from sales of building	305	—	—
Cash acquired in purchase of Generations Trust Bank	—	1,542	—

Net cash provided by (used in) investing activities	64,283	(21,618)	(123,930)

Financing activities:
Net increase in deposits	21,639	114,812	42,188
Net increase (decrease) in borrowings	(8,746)	(33,245)	38,086
Cash paid for fractional shares	—	—	(20)
Proceeds from issuance of common stock	—	—	8,065
Proceeds from issuance of Preferred Stock, net of expenses	6,555	—	—
Proceeds from exercise of stock options	1,731	—	—

Net cash provided by financing activities	21,179	81,567	88,319

Net increase (decrease) in cash and cash equivalents	90,823	67,602	(30,253)
Cash and cash equivalents at beginning of year	102,460	34,858	65,111

Cash and cash equivalents at end of year	$193,283	$102,460	$34,858

Supplemental disclosure of cash flow information:
Interest paid	$21,345	$26,192	$17,197
Income taxes paid	130	1,718	—
Supplemental disclosures of assets acquired and liabilities assumed:
Cash and securities		$1,804
Other assets		263

Total assets acquired		263
Acquisition costs		71
Liabilities assumed		385

Common stock issued		$1,611

See accompanying notes to consolidated financial statements.

FIRST NATIONAL BANK

Notes to Consolidated Financial Statements

December 31, 2001 and 2000

(1) Summary of Significant Accounting Policies

  General

        First National Bank, founded in 1981, is a national banking association, headquartered in San Diego, with banking offices in Southern California. On December 29, 2000, First National Bank acquired its wholly owned subsidiary Generations Trust Bank, N.A. (Note 16) (collectively "the Bank").

        In the normal course of business, the Bank encounters two significant types of risk: economic and regulatory. Economic risk is comprised of three components—interest rate risk, credit risk and market risk. The Bank is subject to interest rate risk to the degree that its interest bearing liabilities mature or reprice at different times, or on a different basis, than its interest earning assets. Credit risk is the risk of default in the Bank's loan portfolio that results from a borrower's inability or unwillingness to make contractually required payments. Market risk results from changes in the value of assets and liabilities, which may impact, favorably or unfavorably, the realizability of those assets and liabilities.

        The Bank is subject to regulations of various governmental agencies. These regulations can and do change from period to period. The Bank also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances or operating restrictions resulting from regulators' judgments based on information available to them at the time of their examination.

        The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. All significant intercompany balances and transactions have been eliminated. The following is a description of the more significant policies.

  Use of Estimates

        The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, Federal funds sold and money market mutual funds.

  Investment Securities

        Management determines the appropriate classification of securities at the time of purchase. Securities to be held for indefinite periods of time, but not necessarily to be held-to-maturity, are classified as available-for-sale and carried at fair value with unrealized gains or losses, net of tax, reported as a separate component of shareholders' equity as other comprehensive income until realized. Securities classified as held-to-maturity are stated at amortized cost. Amortization of premiums and accretion of discounts are recorded over the period using the interest method. When a security is sold, the realized gain or loss, determined on a specific identification basis, is included in earnings.

  Loans and Loan Fees

        Interest on loans is accrued as earned. The accrual of interest on loans is discontinued when a loan becomes contractually past due by 90 days or more with respect to interest or principal or when, in management's judgment, the contractual obligation will not be collected in the normal course of business. At the time a loan is placed on nonaccrual status, any interest income previously accrued but not collected is reversed against current period interest income. Income on nonaccrual loans is subsequently recognized only to the extent cash is received and the loan's principal balance is deemed collectible. Loans are restored to accrual status when the loans become both well secured and are in process of collection.

        Nonrefundable fees and related direct costs associated with the origination of loans are deferred and netted against outstanding loan balances. Net deferred fees and costs are recognized in interest income over the terms of the loans using the interest method. The amortization of loan fees is discontinued on nonaccrual loans.

  Allowance for Loan Losses

        An allowance for loan losses is maintained at a level deemed appropriate by management to adequately provide for known and inherent risks in the loan portfolio and other extensions of credit, including off-balance sheet credit extensions. The allowance is based upon a continuing review of the portfolio, past loan loss experience, current economic conditions which may affect the borrowers' ability to pay, and the underlying collateral value of the loans. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

        A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected cash flows discounted at the loan's effective interest rate or at the loan's observable market price or fair value of the collateral if the loan is collateral dependent. Income accrual on impaired loans is normally discontinued at the initial impairment date. Any cash payments received on impaired loans are accounted for by either the cash basis method or the principal reduction method depending on the Bank's determination as to the ultimate collectability of the remaining principal.

  Premises and Equipment

        Premises and equipment are carried at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years. Leasehold improvements are capitalized and amortized to expense over the term of the respective lease or the estimated useful life of the improvement, whichever is shorter. Expenditures for maintenance and repairs are charged to expense as incurred.

  Federal Reserve Bank and Federal Home Loan Bank Stock

        Investments in Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB), which are carried at cost because they can only be redeemed at par, are required investments based on the Bank's capital stock or the amount of borrowing.

  Other Real Estate Owned

        Real estate acquired through loan foreclosure or through acceptance of a deed-in-lieu of foreclosure is recorded at the lower of carrying value or the estimated fair value less estimated selling expenses. Writedowns to fair value at the time of acquisition are made by a charge to the allowance for loan losses. The Bank may subsequently establish a valuation allowance allocated to specific properties for further declines in fair value. Costs related to development and improvement of properties are capitalized, whereas costs relating to holding the properties are expensed. Gains on disposition and other related income are included in noninterest income.

  Securities Sold Under Agreements to Repurchase

        The Bank sells securities under agreements to repurchase. The obligations to repurchase securities sold under repurchase agreements are recorded as a liability while the amount of the securities underlying the agreements remain in the respective asset account.

  Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Stock Option Plan

        The Bank applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Bank has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

  Comprehensive Income

        Comprehensive income consists of net income and net unrealized gains (losses) on securities available-for-sale and is presented in the consolidated statements of changes in shareholders' equity.

  Fiduciary Assets and Fees

        Assets and liabilities held by the Bank in fiduciary or agency capacity for clients are not included in the Bank's financial statements as such items are not assets or liabilities of the Bank. At December 31, 2001 and 2000, the Bank had assets under administration with market values of approximately $925,937,000 and $733,187,000, respectively. Fees from fiduciary activities are recorded on the accrual basis.

  Reclassifications

        Certain prior years' amounts have been reclassified to conform to the current year's presentation.

(2) Cash and Due from Banks

        The Bank is required to maintain daily average reserve balances in accordance with Federal Reserve Board requirements. The amount so required was $455,000 and $510,000 at December 31, 2001 and 2000, respectively.

(3) Securities Available-For-Sale

        The amortized cost, gross unrealized gains and losses and fair value of securities available-for-sale as of December 31, 2001 and 2000 are as follows:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
	(dollars in thousands)
December 31, 2001:
U.S. government, agencies and corporations:
Debt securities	$15,694	$265	$(18)	$15,941
Mortgage-backed securities	80,130	684	(117)	80,697

	$95,824	$949	$(135)	$96,638

December 31, 2000:
U.S. government, agencies and corporations:
Debt securities	$37,346	$41	$(158)	$37,229
Mortgage-backed securities	86,702	70	(678)	86,094

	$124,048	$111	$(836)	$123,323

        The fair value of securities available-for-sale is based on quoted market prices.

        Securities available-for-sale with a fair value of $82,427,000 and $110,068,000 at December 31, 2001 and 2000, respectively, were pledged as collateral for public deposits, repurchase agreements, FHLB advances, and other purposes as required by various statutes and agreements.

        Proceeds from sales of securities available-for-sale during 2001, 2000 and 1999 were $43,450,000, $98,648,000 and $58,918,000, respectively. Gross gains from sales of investment securities of $173,000 and gross losses of $61,000 were realized in 2001, gross gains from sales of investment securities of $217,000 and gross losses of $32,000 were realized in 2000, and gross gains from sales of investment securities of $321,000 and gross losses of $9,000 were realized in 1999. During 2001, $2,051,000 ($1,231,000 net of tax) of unrealized gains arose during the year and are included in comprehensive income and $512,000 ($327,000 net of tax) of previous unrealized gains were realized in earnings. During 2000, $4,369,000 ($2,577,000 net of tax) of unrealized gains arose during the year and are included in comprehensive income and $552,000 ($326,000 net of tax) of previous unrealized losses were realized in earnings. During 1999, $4,950,000 ($2,913,000 net of tax) of unrealized losses arose during the year and are included in comprehensive income and $139,000 ($82,000 net of tax) of previous unrealized losses were realized in earnings.

        The amortized cost and fair value of securities available-for-sale at December 31, 2001 by contractual maturities are shown below. Expected maturities may differ from contractual maturities, particularly with respect to mortgage-backed securities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized cost	Fair value
	(dollars in thousands)
Due in one year or less	$3,198	$3,230
Due after one year through five years	16,786	17,000
Due after five years through ten years	59,244	59,495
Due after ten years	16,596	16,913

	$95,824	$96,638

(4) Loans

        At December 31, 2001 and 2000, loans are comprised of the following:

	2001	2000
	(dollars in thousands)
Real estate	$183,730	$183,226
Commercial	169,439	208,736
Construction	36,905	50,351
Consumer	17,480	9,131

Total loans	407,554	451,444
Less net deferred loan fees	(1,728)	(2,027)

	$405,826	$449,417

        Although the Bank seeks to avoid undue concentrations of loans to a single industry or based upon a single class of collateral, the Bank's loan portfolio consists primarily of loans to borrowers within San Diego County and, as a result, the Bank's loan and collateral portfolios are to some degree concentrated. Included in total loans are loans to Mexican borrowers of $75,974,000 and $94,312,000 as of December 31, 2001 and 2000, respectively, of which $57,109,000 and $67,328,000, respectively, are secured by cash, securities, insurance or other U.S. based collateral. The portfolio is well diversified in both project type and area within the San Diego County region. The Bank evaluates each credit on an individual basis and determines collateral requirements accordingly. When real estate is taken as collateral, advances are generally limited to a certain percentage of the appraised value of the collateral at the time the loan is made, depending on the type of loan, the underlying property and other factors.

        A summary of the activity in the allowance for loan losses is as follows:

	2001	2000	1999
	(dollars in thousands)
Balance at beginning of year	$6,706	$6,257	$4,276
Provision for loan losses	10,675	7,705	1,850
Charge-offs	(7,018)	(7,369)	(169)
Recoveries	305	113	300

Balance at end of year	$10,668	$6,706	$6,257

        Loans on nonaccrual status totaled $13,663,000 and $8,668,000 at December 31, 2001 and 2000, respectively. There were no loans past due 90 days or more and still accruing interest at December 31, 2001 or 2000. Interest income of $1,641,000, $273,000 and $570,000 would have been recorded for the years ended December 31, 2001, 2000 and 1999, respectively, if nonaccrual loans had been on a current basis in accordance with their original terms. No significant interest income was recognized on impaired loans during 2001, 2000 or 1999. The following table sets forth impaired loan disclosures:

	December 31,
	2001	2000	1999
	(dollars in thousands)
Impaired loans with a specific allowance	$7,992	$—	$5,069
Impaired loans without a specific allowance	5,671	907	530

Total impaired loans	$13,663	$907	$5,599

Allowance for loan losses related to impaired loans	$3,290	$—	$1,770
Average balance of impaired loans during the year	7,285	4,100	2,525

        In the normal course of business, the Bank has made loans to certain directors, executive officers and their affiliates under terms consistent with the Bank's general lending policies. An analysis of this activity is summarized as follows:

(dollars in thousands)
Loan balances at December 31, 2000	$19,476
Repayments	(16,927)
Renewals and advances	7,222

Loan balances at December 31, 2001	$9,771

(5) Premises and Equipment

        Premises and equipment at December 31, 2001 and 2000 are summarized as follows:

	2001	2000
	(dollars in thousands)
Building	$—	$650
Leasehold improvements	4,122	3,667
Furniture, fixtures and equipment	9,676	8,838

	13,798	13,155
Less accumulated depreciation and amortization	(7,951)	(7,578)

	$5,847	$5,577

        Depreciation and amortization expense for the years ended December 31, 2001, 2000, and 1999 was $1,723,000, $1,415,000 and $1,324,000, respectively.

(6) Deposits

        Interest bearing deposits by major classification at December 31, 2001 and 2000 are as follows:

	2001	2000
	(dollars in thousands)
Interest bearing demand	$30,629	$27,065
Money market	246,123	215,438
Savings	30,127	29,013
Time deposits under $100,000	38,174	38,595
Time deposits of $100,000 or more	93,101	137,179

	$438,154	$447,290

        Interest expense on deposits for the years ended December 31, 2001, 2000 and 1999 is comprised of the following:

	2001	2000	1999
	(dollars in thousands)
Interest bearing demand	$130	$276	$294
Money market	6,808	9,195	5,379
Savings	1,097	1,168	1,324
Time deposits under $100,000	1,838	2,026	1,754
Time deposits of $100,000 or more	6,200	8,399	4,254

	$16,073	$21,064	$13,005

        Maturities of time deposits at December 31, 2001 are as follows:

(dollars in thousands)
One year or less	$116,413
One to three years	11,619
Over three years	3,243

$131,275

(7) Borrowings

        Borrowings at December 31, 2001 and 2000 consist of the following:

	2001	2000
	(dollars in thousands)
Securities sold under repurchase agreements	$268	$1,014
FHLB advances	68,000	76,000

	$68,268	$77,014

        The average balances of borrowings were $72,236,000 in 2001, $99,924,000 in 2000 and $87,694,000 in 1999. The highest balances at any month-end was $76,000,000 in 2001, $126,000,000 in 2000 and $105,000,000 in 1999. The weighted-average interest rate paid was 5.67%, 5.83% and 5.32% in 2001, 2000 and 1999, respectively.

        The following is a summary of advances from the FHLB at December 31, 2001:

Maturity date	First put date	Interest rate	Amount
			(dollars in thousands)
01/09/08	01/09/03	5.32%	$10,000
01/28/08	01/28/03	5.48%	5,000
04/07/03	04/09/01	5.50%	10,000

Total putable advances		5.42%	$25,000

11/08/02		6.43%	5,000
12/09/02		6.01%	10,000
12/20/02		5.78%	15,000
09/29/03		5.03%	3,000
01/20/04		5.19%	10,000

Total fixed advances		5.72%	43,000

			$68,000

        The following is a summary of advances from the FHLB at December 31, 2000:

Maturity date	First put date	Interest rate	Amount
			(dollars in thousands)
01/09/08	01/09/03	5.32%	$10,000
01/28/08	01/28/03	5.48%	5,000
04/07/03	04/09/01	5.50%	10,000

Total putable advances		5.42%	$25,000

02/09/01		6.63%	5,000
09/28/01		4.92%	3,000
09/29/03		5.03%	3,000
01/20/04		5.19%	10,000
11/08/02		6.43%	5,000
12/09/02		6.01%	10,000
12/20/02		5.78%	15,000

Total fixed advances		5.76%	51,000

			$76,000

        At December 31, 2001, pursuant to collateral agreements with the FHLB, these advances were secured by the Bank's investment in FHLB stock of $4,115,000 and investment securities with a fair value of $69,600,000. Under the terms of the putable advances, the FHLB retains an option that permits the FHLB to terminate the advance before maturity on the first put date or any quarterly anniversary of the first put date. If the FHLB exercises the termination option before maturity, the FHLB will offer replacement funding at the market rate in effect at the time it exercises the option.

(8) Income Taxes

        The components of income tax expense (benefit) for the years ended December 31, 2001, 2000 and 1999 are as follows:

	2001	2000	1999
	(dollars in thousands)
Current:
Federal	$10	$232	$560
State	253	2	44

Total current	$263	234	604

Deferred:
Federal	(2,285)	393	(3,256)
State	(979)	130	(128)

Total deferred	(3,264)	523	(3,384)

	$(3,001)	$757	$(2,780)

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2001 and 2000 are as follows:

	2001	2000
	(dollars in thousands)
Deferred tax assets:
Net operating loss carryforwards	$3,162	$2,981
Allowance for loan losses	3,902	1,487
Reserves	759	127
Depreciable assets	205	79
Deferred gain on sale of premises	53	83
Unrealized losses on securities available-for-sale	—	304
Foreign tax credits	389	—
Other	311	64

Total deferred tax assets	$8,781	$5,125

Deferred tax liabilities:
Unrealized gains on securities available-for-sale	(331)	—
Stock dividends	(571)	(433)

Total deferred tax liabilities	(902)	(433)

Net deferred income taxes	$7,879	$4,692

        A reconciliation of total income taxes (benefit) for the years ended December 31, 2001, 2000 and 1999 to the amount computed by applying the applicable statutory Federal income tax rate of 34% to income (loss) before income taxes (benefit) follows:

	2001	2000	1999
	(dollars in thousands)
Computed expected income tax (benefit)	$(2,551)	$656	$533
State tax, net of Federal benefit	(479)	87	63
Reduction in valuation allowance	—	—	(3,430)
Other, net	29	14	54

	$(3,001)	$757	$(2,780)

        The Bank has taxes receivable of $171,000 and $1,763,000 at December 31, 2001 and 2000 respectively.

        The Bank has available for Federal income tax purposes net operating loss carryforwards of approximately $8 million, which expire in 2003 through 2011. The Bank has available for state income tax purposes net operating loss carryforwards of approximately $2 million, which expire through 2011. The net operating losses are subject to annual limitations on their use. These limitations vary according to the years in which the net operating losses arose and to some extent may impact the amount of the losses which may be utilized in future years.

        Management believes that the realization of the recognized net deferred tax assets of $7,879,000 is more likely than not, based on the expectation that the Bank will generate the necessary amount of taxable income in future periods. Management projects taxable income of approximately $16,000,000 over the next three years resulting from improved earnings achieved through lower anticipated credit losses and cost savings as a result of the restructuring (Note 17).

(9) Employee Benefit Plan

        The Bank has a defined contribution 401(k) plan which is offered to all eligible employees. In 2001, 2000 and 1999, the Bank contributed $0.50 for each dollar contributed by an employee up to 6% of compensation, with a maximum Bank contribution of 3% of employee compensation. The Bank's percentage matching contributions vest to employees after three years of service. In 2001, 2000 and 1999, the Bank contributed $230,000, $222,000 and $204,000, respectively.

(10) Lease Commitments

        At December 31, 2001, the minimum rental payments and sublease income under the Bank's operating leases having initial or remaining noncancelable lease terms in excess of one year are as follows:

	Minimum rental payments	Sublease income	Net payments
	(dollars in thousands)
2002	$2,190	$121	$2,069
2003	2,195	122	2,073
2004	2,063	127	1,936
2005	2,010	128	1,882
2006	1,587	22	1,565
Thereafter	3,162	—	3,162

	$13,207	$520	$12,687

        Total rental expense from operating leases was $2,982,000, $2,589,000 and $2,193,000 in 2001, 2000 and 1999, respectively. Sublease rental income, which primarily reduces the liabilities established on abandoned leases, was $344,000 in 2001, $472,000 in 2000 and $504,000 in 1999. Most of the leases provide that the Bank pay taxes, maintenance, insurance and certain other operating expenses applicable to the leased premises in addition to the minimum monthly payments. Some of the operating leases have built in escalation clauses. Management expects that in the normal course of business, the remaining leases for space that the Bank currently occupies will be renewed or replaced by other leases upon expiration. Management has executed a lease agreement for a branch for which construction is expected to begin in 2002. The Bank expects to occupy the space in 2003. The lease term is seven years with the expected minimum annual rent of $167,000. The agreement can be cancelled by the Bank if the Bank cannot occupy the building within two years. The table above does not reflect this obligation.

(11) Commitments and Contingent Liabilities

        During the normal course of business, there are various outstanding commitments to extend credit which are not properly reflected in the financial statements. As of December 31, 2001 and 2000, the Bank had standby letter of credit commitments of $12,640,000 and $8,152,000, respectively, and commitments to extend credit of $129,663,000 and $128,787,000, respectively. Loan commitments are legally binding agreements to lend to a client provided conditions established in the agreement have been met. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Commitments may expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each client's credit worthiness on an individual basis. Standby letters of credit are conditional commitments issued by the Bank guaranteeing the performance of a client to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to clients. Management does not anticipate that any material losses will result from such transactions. Commitments consist primarily of unfunded or undisbursed portions of variable rate loans and variable rate letters of credit. Certain real estate or construction undisbursed funds may be tied to a fixed rate; however, the fair value of such amounts is not considered material.

        The Bank is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Bank.

(12) Regulatory Requirements

  Capital

        The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).

        As of December 31, 2001, the most recent notification from the regulatory agencies categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

        The Bank's actual capital amounts and ratios as of December 31, 2001 and 2000 are presented in the table:

	Actual		Minimum for capital adequacy purposes		Minimum to be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2001:
Total capital (to risk-weighted assets)	$55,032	11.52%	$38,223	8.00%	$47,779	10.00%
Tier I capital (to risk-weighted assets)	49,002	10.26%	19,112	4.00%	28,667	6.00%
Tier I capital (to average assets)	49,002	7.13%	27,452	4.00%	34,315	5.00%
As of December 31, 2000:
Total capital (to risk-weighted assets)	51,047	10.18%	40,096	8.00%	50,120	10.00%
Tier I capital (to risk-weighted assets)	44,777	8.93%	20,048	4.00%	30,072	6.00%
Tier I capital (to average assets)	44,777	6.55%	27,348	4.00%	34,185	5.00%

        Under Federal banking law, dividends declared by the Bank in any calendar year may not, without the approval of the Office of the Comptroller of the Currency (OCC), exceed its net earnings for that year combined with its retained earnings from the preceding two years. However, the OCC has previously issued a bulletin to all national banks outlining new guidelines limiting the circumstances under which national banks may pay dividends even if the banks are otherwise statutorily authorized to pay dividends. The limitations impose a requirement or in some cases suggest that prior approval of the OCC should be obtained before a dividend is paid if a national bank is the subject of administrative action or if the payment could be viewed by the OCC as unsafe or unusual.

  Written Agreement with the Office of the Comptroller of the Currency

        On January 18, 2001, the Bank entered into a written agreement with the OCC (the Agreement). The Agreement called for specific actions including restricting growth unless $8 million in Tier 1 capital was raised on or before February 28, 2001 into the Bank, establishing a compliance committee, controlling the level of credit risk in the Bank and maintaining the adequacy allowance for loan losses, adhering to a written insider loan policy and adopting and adhering to a written interest rate risk policy.

        Management believes the Bank has substantially complied with the Agreement.

(13) Shareholders' Equity and Quasi-Reorganization

        In February 2001, the Bank received approximately $6,555,000 in equity funding through the issuance of Series A convertible Preferred Stock. As defined in the Amended and Restated Articles of Association (the Articles), each share of Preferred Stock has a par value of $1 and is not redeemable. Each share of Series A Preferred Stock is convertible into common stock of the Bank at any time at the option of the holder. The conversion ratio will be adjusted for stock dividends, combinations, splits and recapitalizations with respect to the common stock. The Preferred Stock shall automatically convert to common stock upon the later of (i) February 28, 2002 or (ii) six months after the Bank is no longer subject to any written agreement by any Federal Regulatory agency. Holders of Preferred Stock will be entitled to receive non-cumulative dividends, payable not less than annually in common stock of the Bank or cash at the election of the recipient. If and as declared, dividends on the Preferred Stock shall be paid in shares of common stock at an annual rate of one share of common stock for every 10 shares of Preferred Stock, and dividends paid in cash will be paid at an annual rate of 10% on the original issue price of $4.75. No cash dividends will be paid if the Bank is prohibited from doing so by law, by any agreement with the OCC or if doing so would reduce capital of the Bank below the capital requirements for the Bank to be considered "well capitalized" (Note 12). In the event of any liquidation, each share of Preferred Stock shall participate equally with each share of common stock of the Bank.

        The Bank decided to effect a quasi-reorganization in 2000 that was effective July 1, 2000. Shareholder approval was obtained on April 20, 2000 and approval from the office of the Comptroller of the Currency was obtained in July 2000. A quasi-reorganization is an accounting procedure which allows the Bank to obtain a fresh start by restating assets and liabilities to their fair value and eliminating the accumulated deficit to additional paid-in capital. It was determined that the book value of the Bank's assets and liabilities approximated their fair values and therefore necessary adjustments only resulted in a reclassification within the Bank's equity accounts. Accordingly, the Bank eliminated its accumulated deficit as of July 1, 2000 of $29,274,000 through a reduction of its additional paid-in capital by a like amount. The retained earnings (deficit) starting date is July 1, 2000.

        During 1999, the Bank completed a private offering to existing shareholders of 1,558,800 units, each unit representing one share of common stock and one warrant to purchase one share of common stock, at a price of $5.20 per unit resulting in net proceeds of $8,065,000. The exercise price of each warrant, which expires on September 30, 2002, is $5.80 per share.

(14) Stock Options

        In 1998, the Bank established the 1998 Incentive Stock Option and Nonqualified Stock Option Plan (the Plan) to provide for the granting of incentive and nonqualified stock options to employees. The Plan was amended in 1999 to increase the number of shares of common stock, which may be subject to options granted under the Plan from 1,200,000 to 1,700,000, and to include directors, advisory directors, consultants and other advisors to the Bank. During 2001, the Board of Directors approved, subject to shareholder approval, an increase in the number of shares of common stock, which may be subject to options granted under the Plan from 1,700,000 to 2,200,000. The option price for each option shall be determined by the Board of Directors, but in no event for any incentive stock option shall the option price be less than the fair value of the stock at the date of grant. Options become exercisable as determined at the date of issuance and expire up to ten years from the date of grant.

        The following is a summary of changes in options outstanding:

	2001		2000		1999
	Shares	Weighted average exercise price	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at beginning of year	1,566,500	$4.36	1,225,500	$4.08	1,119,800	$3.82
Options granted	383,406	4.93	473,500	5.25	250,000	5.00
Options exercised	(555,500)	3.12	—	—	—	—
Options forfeited	(131,762)	5.11	(132,500)	4.95	(144,300)	4.59

Outstanding at end of year	1,262,644	$5.00	1,566,500	$4.36	1,225,500	$4.09

Exercisable at end of year	605,474	$5.02	940,500	$3.85	874,500	$3.78

        At December 31, 2001, options outstanding had exercise prices between $4.20 and $6.25 and a weighted-average remaining contractual life of 7.8 years. There were 381,856 shares available for future grants at December 31, 2001. At December 31, 2000, options outstanding had exercise prices between $3.09 and $6.25 and a weighted-average remaining contractual life of 5.7 years.

        The per share weighted-average fair value of stock options granted during 2001 was $0.95, during 2000 was $1.45 and during 1999 was $1.26. The fair value of each option grant is estimated on the date of grant using an option-pricing model with the following weighted-average assumptions used for grants in 2001, 2000 and 1999: no dividend yield; minimal expected volatility; risk-free interest rates ranging from 4.12% to 6.69%; and expected lives of five years.

        The Bank applies APB Opinion No. 25 in accounting for the Plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Bank determined compensation cost based on the fair value at the grant date for its stock options under SFAS No 123, the Bank's net income (loss) would have been reduced to the pro forma amounts indicated below:

	2001	2000	1999
Net income (loss), as reported	$(4,501,000)	$1,172,000	$4,348,000
Pro forma net income (loss)	(4,762,000)	973,000	4,073,000
Basic income (loss) per share, as reported	(0.48)	0.13	0.56
Pro forma basic income (loss) per share	(0.51)	0.11	0.52
Diluted income (loss) per share, as reported	(0.48)	0.13	0.54
Pro forma diluted income (loss) per share	(0.51)	0.11	0.51

(15) Fair Value of Financial Instruments

        The estimated fair value of financial instruments is determined by the Bank using available market data and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Certain financial instruments and all nonfinancial instruments are excluded from disclosure requirements.

	December 31, 2001		December 31, 2000
	Carrying amount	Fair value	Carrying amount	Fair value
	(dollars in thousands)
Assets:
Cash and cash equivalents	$193,283	$193,283	$102,460	$102,460
Securities available-for-sale	96,638	96,638	123,323	123,323
FRB and FHLB stock	5,446	5,446	6,436	6,436
Loans	395,158	412,375	442,711	440,599
Liabilities:
Demand, money market and savings deposits	457,440	457,440	391,302	391,302
Time deposits	131,275	132,642	175,774	176,516
Securities sold under repurchase agreements	268	268	1,014	1,014
FHLB advances	68,000	70,230	76,000	75,782

        The fair value of cash and cash equivalents which includes cash and due from banks and Federal funds sold, is estimated to approximate carrying value because of the liquidity of these instruments.

        The fair value of securities available-for-sale is based on quoted market prices.

        Federal Reserve Bank stock and Federal Home Loan Bank stock are carried at cost because they can only be redeemed at par.

        The fair value of performing variable rate loans is estimated to approximate carrying value as these loans reprice frequently at market rates and the credit risk is not considered to be greater than normal. The fair value of fixed rate loans is estimated based on the present value of future cash flows. The discount rate used to estimate the fair value of fixed rate loans is the Bank's current pricing for loans with similar characteristics, remaining maturities and relative credit risks. The fair value of nonaccruing loans with a recorded book value of $13,663,000 and $8,668,000 for the years December 31, 2001 and 2000, respectively, was not estimated because it is not practical to reasonably assess the credit adjustment that would be applied in the market place for such loans. Management believes that the risk factor embedded in the discount rates along with the general and specific reserves for possible loan losses result in a fair valuation of such loans.

        Specific reserves are determined on an individual basis for classified loans taking into account the collateral supporting the loans and the continued ability of the borrower to repay.

        The fair value of deposits with no stated maturity, such as noninterest bearing deposits, interest bearing checking, savings and money market deposits, is equal to the amount payable on demand as of the balance sheet date. The fair value of time deposits is estimated based on the present value of future cash flows using the rates currently offered by the Bank for like deposits with similar remaining maturities. The fair value of the securities sold under repurchase agreements and Federal funds purchased approximates book value as these are short-term in nature. The fair value of FHLB advances is estimated based on the present value of future cash flows using the rates currently offered by the FHLB for like advances with similar maturities.

        Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a portion of the Bank's financial instruments, fair value estimates are based on what management believes to be conservative judgments regarding expected future cash flows, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and. therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Since the fair value is estimated as of December 31, 2001 and 2000, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

(16) Acquisitions

        On December 29, 2000, the Bank acquired all of the outstanding common stock of Generations Trust Bank, N.A. ("Generations") for $378,000 in cash and issued 280,172 shares of common stock. The transaction was recorded using the purchase method of accounting. The total purchase price was $2,020,000, which consists of cash and stock issued plus certain expenses of the transaction. There was no goodwill resulting from the acquisition. Generations is a nationally chartered trust bank located in Long Beach, California, which began operations in December, 1999.

        Unaudited pro forma results of operations of the Bank for the years ended December 31, 2000 and 1999 are presented in the table below. Such pro forma presentation has been prepared assuming that the acquisition of Generations occurred as of January 1, 1999. The unaudited pro forma combined results include the historical accounts of the Bank and Generations. The unaudited combined summary pro forma results of operations are intended for informational purposes only and are not necessarily indicative of future operating results of the Bank or actual results that may have occurred had the acquisition occurred at the beginning of the periods indicated.

Unaudited Pro Forma Combined Summary of Operations
(dollars in thousands)

	For the years ended December 31,
	2000	1999
Total interest income	$56,515	$39,493
Total interest expense	26,886	17,672

Net interest income	29,629	21,821
Provision for loan losses	7,705	1,850
Total noninterest income	8,159	6,744
Total noninterest expense	28,836	25,607

Income before income tax	1,247	1,108
Income tax expense (benefit)	484	(2,964)

Net income	$763	$4,072

(17) Branch Closings and Restructuring

        In December 2001, the Bank provided for the estimated costs to close three branches and to restructure certain departments of the Bank. Included in that provision was an estimate for the write-off of abandoned leasehold improvements, rent obligations under lease agreements and compensation to terminated employees. Substantially all amounts remain accrued as of December 31, 2001.

(18) Net Income (Loss) Per Share

        The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computation:

	Earnings (numerator)	Shares (denominator)		Per share amount
Basic 2001 EPS:
Loss from continuing operations	$(4,049,000)	9,315,739		$(0.43)
Effect of convertible preferred stock	—	—	(a)	—
Effect of dilutive stock options and warrants	—	—	(a)	—

Diluted EPS	$(4,049,000)	9,315,739		$(0.43)

Basic 2000 EPS:
Income from continuing operations	$1,326,000	8,852,148		$0.15
Effect of dilutive stock options and warrants	—	193,499		—

Diluted EPS	$1,326,000	9,045,647		$0.15

Basic 1999 EPS:
Income from continuing operations	$4,581,000	7,769,067		$0.59
Effect of dilutive stock options and warrants	—	264,425		0.02

Diluted EPS	$4,581,000	8,033,492		$0.57

(a)
effect is antidilutive

        The effect of dilutive stock options and warrants above excludes 2,505,937, 2,619,300, and 1,558,800 shares for 2001, 2000 and 1999, respectively, because their impact would be antidilutive.

(19) Subsequent Events

  (a)
  Proposed Merger

        On April 29, 2002, the Bank announced a pending merger based on an agreement that provides for First Community Bancorp to acquire all of the outstanding common and preferred stock of the Bank.

        The agreement provides that each First National Bank shareholder will have the right to elect to receive for each share of First National Bank common or preferred stock either $10.00 in cash or 0.5008 of a share of First Community Bancorp common stock, provided that at least and no more than 45% of the total consideration shall be in the form of First Community Bancorp common stock. The pending merger is subject to standard conditions, including the approval of the shareholders of the Bank and bank regulatory agencies. Upon receipt of the approvals and satisfaction or waiver of other conditions the transaction is expected to close in the third quarter of 2002, at which time the Bank will merge into Rancho Santa Fe National Bank, a subsidiary of First Community Bancorp, and the resulting bank will operate as First National Bank.

  (b)
  Sale of Trust Business

        On April 29, 2002, the Bank and its wholly-owned subsidiary, Generations Trust Bank, N.A., entered into an Asset Purchase Agreement (the Agreement) with Union Bank of California to sell the Bank's Trust Business, as defined in the Agreement. The sales price was 1.33 times annualized revenue for the first quarter of the year 2002 (the Base Fiscal Quarter), as defined in the Agreement. The transaction closed on May 30, 2002, at which time 75% of the sales price (the Closing Payment), approximately $1,400,000, was received and the Bank recorded a gain of approximately $760,000, after deducting estimated costs. The Closing Payment amount is subject to adjustment based upon the final determination of amounts used in the calculation. The remaining 25% of the sales price (the Second Payment) is payable in the year 2003, provided the annualized revenue from the business sold for the first quarter of the year 2003 (the Anniversary Fiscal Quarter) is at least equal to the annualized revenue for the Base Fiscal Quarter. If the annualized revenue for the Anniversary Fiscal Quarter is less than for the Base Fiscal Quarter, the Second Payment will be reduced by the amount of the decrease in annualized revenue times 1.33, but not below zero.

        In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Long-Lived Assets," the Bank has reported the results of operations of the related Trust Business as discontinued operations for all periods presented in the accompanying consolidated statements of operations.

QuickLinks

FIRST NATIONAL BANK Consolidated Financial Statements December 31, 2001 and 2000 (With Independent Auditors' Report Thereon)
Independent Auditors' Report
FIRST NATIONAL BANK Consolidated Balance Sheets (dollars in thousands)
FIRST NATIONAL BANK Consolidated Statements of Operations (dollars in thousands, except per share data)
FIRST NATIONAL BANK Consolidated Statements of Changes in Shareholders' Equity (dollars in thousands)
FIRST NATIONAL BANK Consolidated Statements of Cash Flows (dollars in thousands)
FIRST NATIONAL BANK Notes to Consolidated Financial Statements December 31, 2001 and 2000
Unaudited Pro Forma Combined Summary of Operations (dollars in thousands)